EXHIBIT 11
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            COMMERCE GROUP CORP. AND CONSOLIDATED SUBSIDIARIES

              SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE


                                              Years Ended March 31
                                       1999          1998        1997
                                   ____________  ___________  ___________
BASIC
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Net income for primary income per
 common share                      $   (90,266)  $   118,603  $   (5,141)
                                   ===========   ===========  ==========

Weighted average number of common
 shares outstanding during the
 year - basic                       11,165,127    10,358,132   8,136,286
                                   ===========   ===========  ==========

Income (loss) per common
 share - basic                     $    (.0081)  $     .0115  $   (.0006)
                                   ===========   ===========  ==========

DILUTED
_______

Net income for basic and diluted
 income per common share           $   (90,266)  $   118,603  $   (5,141)
                                   ===========   ===========  ==========


Weighted average number of common
 shares used in calculating
  income per common share           11,165,127    10,358,132   8,136,286

Add incremental shares representing:
  Shares issuable upon exercise of
  stock options                        977,400     1,327,400   1,591,360

Shares issuable upon payment of
 stock loans interest and other         45,606        98,000           0

Stock rights                           625,235             0           0
                                   ___________   ___________  __________

Weighted average number of shares
 used in calculation of fully
 diluted income per share           12,813,368    11,783,532   9,727,646
                                   ===========   ===========  ==========

Fully diluted income (loss) per
 common share                      $    (.0070)  $     .0100  $   (.0005)
                                   ===========   ===========  ==========